                                                                                                  Exhibit 4.3(b)
                                         SUN INTERNATIONAL HOTELS LIMITED
                                       SUN INTERNATIONAL NORTH AMERICA, INC.
                                         SUN INTERNATIONAL BAHAMAS LIMITED

                                                                                                  December 14, 2001

Canadian Imperial Bank of Commerce
  as Administrative Agent
425 Lexington Avenue
New York, NY 10017

Each of the Lenders party to the
  Credit Agreement referred to below

                                                 LETTER AMENDMENT

Gentlemen and Ladies:

         We refer to the Fourth Amended and Restated Revolving Credit Agreement,  dated as of November 9,  2001 (as amended,  supplemented,  amended and restated or otherwise  modified  from time to time,  the "Credit  Agreement"), among Sun International  Hotels Limited, a corporation  organized under the laws of The Commonwealth of the Bahamas
("SIHL"),  Sun International North America,  Inc., a corporation  organized under the laws of the State of Delaware
("SINA"),  Sun  International  Bahamas Limited,  a corporation  organized under the laws of The Commonwealth of the
Bahamas ("SIBL";  SIHL, SINA and SIBL are each individually  referred to as a "Borrower" and collectively  referred to as the "Borrowers"),  the financial  institutions as are or may become parties thereto (collectively referred to as the  "Lenders"),  Canadian  Imperial Bank of Commerce,  acting through one or more of its agencies,  branches or affiliates ("CIBC"),  as the administrative  agent (in such capacity,  the "Administrative  Agent"),  Deutsche Bank
Alex.Brown  Inc.  and  Bear  Stearns  Corporate  Lending  Inc.,  as  co-syndication  agents  (collectively  in such
capacities,   the   "Co-Syndication   Agents")  and  Bank  of  America,   N.A.  and  Wells  Fargo  Bank,  N.A.,  as
co-documentation  agents  (collectively  in such  capacities,  the  "Co-Documentation  Agents").  Unless  otherwise defined in this letter  (this  "Letter")  or the  context  otherwise  requires,  terms used in this Letter have the meanings provided in the Credit Agreement.

         By this Letter,  the  Borrowers  hereby  request  that the Foreign  Currency  Letter of Credit  Commitment
Amount be increased  from  $3,000,000 to  $30,000,000.  Upon the receipt of approval of the Required  Lenders,  the figure  "$3,000,000"  in the definition of the term "Foreign  Currency Letter of Credit  Commitment  Amount" in the
Credit Agreement shall be deleted and replaced with the figure "$30,000,000".

         In order to induce the Lenders to agree to the foregoing  amendment,  the Borrowers hereby (a) confirm and restate all  representations  and  warranties  contained in the Credit  Agreement and the Loan  Documents as of the
date hereof and (b) confirm  that,  after giving effect  hereto,  no Default has occurred and is  continuing.  This
Letter shall  become  effective as of the date first above  written  upon  receipt by the  Administrative  Agent of counterparts  of this  Letter  duly  executed  by each of the  Borrowers,  the  Required  Lenders  and  each of the
Guarantors.

         This  Letter may be  executed by the  parties  hereto in several  counterparts,  each of which shall be an original  and all of which  shall  constitute  together  but one and the same  agreement.  Delivery  of an executed counterpart of a signature page to this Letter by facsimile  shall be effective as delivery of a manually  executed counterpart of this Letter.

         THIS LETTER SHALL BE GOVERNED BY, AND  CONSTRUED IN  ACCORDANCE  WITH,  THE INTERNAL  LAWS OF THE STATE OF
NEW YORK.  Except as expressly  stated  herein,  all of the terms and  provisions  of the Credit  Agreement and the other Loan Documents  shall remain in full force and effect.  This Letter is a Loan Document  executed  pursuant to the Credit  Agreement and shall be construed and  administered  in accordance  with all of the terms and provisions
of  the  Credit   Agreement.   No  modification  by  any  Lender   hereunder  shall  be  applicable  to  subsequent
transactions.  No  modification  hereunder  shall  require any similar or dissimilar  modification  hereafter to be granted.

[Signature pages omitted]